EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-125502, 333-116141, and 333-109779 of Citadel Broadcasting Corporation and Subsidiaries on Form S-8 of our report dated June 27, 2005, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of the Citadel Broadcasting Company 401(k) Retirement Savings Plan for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 27, 2005